Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 133-150712 on Form S-8 of our report dated June 7, 2010, relating to the consolidated financial statements of Technology Research Corporation included in this Form 8-K/A for the year ended March 31, 2010.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.

Clearwater, Florida

November 22, 2011